UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 24, 2009

EN2GO INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50480	98-0389557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2921 West Olive Avenue, Burbank, California 91505
(Address of Principal Executive Offices)

(818) 433-7191
(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2009, en2go International, Inc. (the “Company) appointed Richard Genovese and Frank Anderson to the Company’s board of directors.

Richard Genovese, 57, has been the president and sole director of Connect Capital Ltd. since the incorporation of Connect Capital in 2004.  Connect Capital, a private corporation in Vancouver, British Columbia, Canada, specializes in financial and management advisory services to both public and private companies.  Since 2005, Mr. Genovese has been the president of Clayoquot Wilderness Resort, Ltd., a world renowned luxurious eco-resort located in the Clayoquot Biosphere Reserve on British Columbia’s Vancouver Island.

Frank Anderson, 51, has been the managing director of Connect Capital since 2006.  From 2000 to 2006, Mr. Anderson was a director, secretary and treasurer of Sporg Corporation which is an internet registration services business.  From 1982 to 1999, Mr. Anderson was an investment advisor with Canaccord Capital Corp., Canada’s largest investment firm.  Mr. Anderson has successfully completed the Canadian Securities Course.

Messrs. Genovese and Anderson are expected to be appointed to one or more committees of the board at future meetings, but currently serve on no committees.  Messrs. Genovese and Anderson have not previously held any positions with the Company and there have been no related party transactions between Messrs. Genovese and Anderson and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EN2GO INTERNATIONAL, INC.

June 24, 2009

CHARLES MICHAEL ORTEGA
Charles Michael Ortega
Chief Executive Officer